UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2022, Aspen Aerogels, Inc. (the “Company”) entered into an executive employment agreement effective as of January 1, 2022, for a three-year term with its Chief Executive Officer, Donald R. Young (the “CEO Employment Agreement”), to succeed Mr. Young’s previous employment agreement with the Company that expired on December 31, 2021. Pursuant to the CEO Employment Agreement, Mr. Young continues to serve as our Chief Executive Officer, Mr. Young’s annual base salary remains at $515,000 per year, and Mr. Young is eligible to receive an annual performance-based cash bonus (the “CEO Performance Bonus”) as determined by the Company’s board of directors with a target of not less than 110.0% of his base salary (the “CEO Performance Bonus Target”). Mr. Young’s base salary may be increased, but not decreased, at the discretion of the Company’s board of directors.

Mr. Young is entitled to the following compensation in connection with a termination of his employment. Upon termination by the Company without cause or by Mr. Young for good reason (a “Qualifying Termination”) prior to a change of control, Mr. Young is entitled to receive, following execution of a release, an amount equal to two times the sum of his annual base salary and the CEO Performance Bonus Target, each as then in effect. He is also entitled to a pro rata portion of the CEO Performance Bonus based on the number of months worked in the year of termination, any accrued but unpaid CEO Performance Bonus for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the duration of such coverage under COBRA or 24 months, six months of outplacement services, and accelerated vesting by three months of his stock-based awards and option grants then outstanding, which options shall remain exercisable for at least one year following such Qualifying Termination. Upon a Qualifying Termination that occurs within 24 months after the occurrence of a change of control (the “CIC Qualifying Termination”), following execution of a release, Mr. Young will be entitled to severance in an amount equal to two times the sum of his annual base salary and the CEO Performance Bonus Target, each as then in effect. Furthermore, Mr. Young will be entitled to a pro rata portion of the CEO Performance Bonus based on the number of months worked in the year of termination, any accrued but unpaid CEO Performance Bonus for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the duration of such coverage under COBRA or 24 months, six months of outplacement services, and complete accelerated vesting of substantially all of Mr. Young’s stock-based awards and option grants then outstanding, which stock options shall be exercisable for at least one year following such CIC Qualifying Termination. To the extent any outstanding options or stock-based awards are not assumed by the Company’s successor in a change of control, all stock options and stock-based awards shall become fully vested and exercisable as of the change of control.

On January 4, 2022, the Company entered into executive agreements effective as of January 1, 2022 for a one-year term, to succeed the executive agreements that expired on December 31, 2021, with John F. Fairbanks, Vice President, Chief Financial Officer and Treasurer, and Corby Whitaker, Senior Vice President, Sales and Marketing, each of whom is a named executive officer of the Company (the “NEO Executive Agreements”).

The material terms of the NEO Executive Agreements are as follows:

The annual base salary for Messrs. Fairbanks and Whitaker is set at $300,005 and $400,000, respectively, and they are each eligible to receive a performance-based cash bonus (the “NEO Performance Bonus”) as determined by the Company’s board of directors with a performance bonus target set at not less than 55.0%.

•

Upon termination by the Company not for cause or termination by the executive for good reason prior to a change of control, the executive is entitled to receive, following execution of a release, severance in an amount equal to the sum of his annual base salary then in effect plus his performance bonus target; a pro rata portion of the NEO Performance Bonus based on the number of months worked in the year of termination; any accrued but unpaid NEO Performance Bonus for the prior fiscal year; continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 12 months; and 6 months of outplacement service. For any such termination within 24 months from a change of control, the executive is entitled to receive, following execution of a release, severance in an amount equal to twice the sum of his annual base salary and performance bonus target in effect at the time of termination; a pro rata portion of the NEO Performance Bonus based on the number of months worked in the year of termination; any accrued but unpaid NEO Performance Bonus for the prior fiscal year; continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 24 months; and 6 months of outplacement services.

•

Upon termination by the Company not for cause or termination by the executive for good reason prior to a change of control, vesting of any options or stock-based awards outstanding will be accelerated by three months and any vested stock options will be exercisable for one year from the date of termination. For any such termination within 24 months after a change of control, any options or stock-based award outstanding will become fully vested and exercisable as of the date of termination and, subject to any permitted action by the Company’s board of directors upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock option shall be exercisable for not less than one year from the date of termination.

The foregoing description of the CEO Employment Agreement and the NEO Executive Agreements is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement and the NEO Executive Agreements, respectively, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: January 4, 2022	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer